                                                                EXHIBIT 3.1 (AI)
                          CERTIFICATE OF INCORPORATION

                                       OF

                            CUT FLOWER EXCHANGE, INC.


         1. The name of the corporation is:

            CUT FLOWER EXCHANGE, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                           T. L. Ford
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of February, 1988.



                                             /s/ T. L. Ford
                                             ----------------------------------
                                             T. L. Ford

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                              CERTIFICATE OF MERGER

         Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

         1. The names of the undersigned corporations and the states under the laws of which they are organized are, respectively:

NAMES OF CORPORATION                            STATE OF INCORPORATION
Sunburst Farms, Inc.                            Florida
Cut Flower Exchange, Inc.                       Delaware

         2. The laws of the state under which the constituent foreign corporation is organized permit such merger.

         3. The surviving corporation is Cut Flower Exchange, Inc. and it is to be governed by the laws of the State of Delaware.

         4. The Certificate of Incorporation of the surviving corporation, Cut Flower Exchange, Inc., shall continue to be the Certificate of Incorporation following the effective date of merger except that it is amended as follows:
"The name of this corporation shall be changed from Cut Flower Exchange, Inc. to Sunburst Farms, Inc."

         5. The Plan of Merger, a copy of which is attached as Exhibit "A", and incorporated by reference, was approved by the shareholders of the undersigned domestic corporation at a joint meeting of the Board of Directors and Sole Shareholder held on June 29, 1991, in the manner prescribed by the Delaware General Corporation Law, and was approved by the undersigned foreign corporation at a joint meeting of the Board of Directors and Sole Shareholder held on June 29, 1991, in the manner prescribed by the laws of the State of Florida under which it is organized.

         6. As to each of the undersigned corporations, the number of shares outstanding and the designation of each class entitled to vote as a class on such plan are as follows:

Name of Corporation         Number of Shares Outstanding   Designation of Class
-------------------         ----------------------------   --------------------
Sunburst Farms, Inc.        1,769                          Common No par
Cut Flower Exchange, Inc.   10,000                         Common $1.00 par

number of shares voted for and against such plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such plan respectively, are as follows:


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Name of Corporation              Total Voted For         Total Voted Against
Sunburst Farms, Inc.             l,769                   0
Cut Flower Exchange,             10,000                  0

         7. The Plan of Merger is on file at the principal place of business of the surviving corporation, at 2200 NW 70th Avenue, Miami, Florida 33122.

         8. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of Sunburst Farms, Inc., a Florida Corporation.

Dated:   7/31/91
                                         Sunburst Farms, Inc.


                                         By: /s/
                                             ----------------------------------
                                              President

                                         By: /s/
                                             ----------------------------------
                                              Secretary


                                          Cut Flower Exchange, Inc.


                                         By: /s/
                                             ----------------------------------
                                              President

                                         By: /s/
                                             ----------------------------------
                                              Secretary


                                       2
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SUNBURST FARMS, INC.



It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Sunburst Farms, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

         "Article 1. The name of the Corporation is Dole Fresh Flowers, Inc."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         Signed on the 23rd day of June, 1999.



                                         /s/ David W. Perrigo
                                         --------------------------------------
                                         David W. Perrigo
                                         Vice President-Taxes

Attest:

/s/ Janice M. Nichols
------------------------------------
Janice M. Nicols
Assistant Secretary